Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Membership Collective Group Inc.

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-258014) of Membership Collective Group Inc. of our report dated March 16, 2022, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 16, 2022